UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 20, 2005

                          THE SPORTS CLUB COMPANY, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      1-13290                 95-4479735
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(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)


     11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025
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(Address of principal executive offices)                           (Zip Code)


               Registrant's telephone number, including area code:
                                 (310) 479-5200


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2005, the Company announced that the American Stock Exchange (the "Exchange") had on April 20, 2005, informed the Company that it is not in compliance with certain of the Exchange's continued listing standards as set forth in the Exchange's Company Guide. The public announcement was made by means of a press release, the text of which is being furnished to the U.S. Securities and Exchange Commission in Exhibit 99.1 attached hereto.

The Company is currently analyzing specific actions that it may take in response to the Exchange's notice and intends to submit a plan that it believes will be acceptable to the Exchange.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)    Financial statements of business acquired. None.

(b)    Pro forma financial Information. None.

(c)    Exhibits.
       99.1 Press Release dated April 26, 2005


                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    April 26, 2005                          THE SPORTS CLUB COMPANY, INC.


                                                  By:    /s/ Timothy M. O'Brien
                                                      --------------------------
                                                         Timothy M. O'Brien
                                                         Chief Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press Release dated April 26, 2005.




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                                                                    EXHIBIT 99.1


                          THE SPORTS CLUB COMPANY, INC.
                     NOTIFIED BY THE AMERICAN STOCK EXCHANGE



LOS ANGELES, CA (April 26, 2005) - The Sports Club Company, Inc. (AMEX: SCY) today announced that on April 20, 2005, the American Stock Exchange (the "Exchange") had notified the Company that it had not met certain of the Exchange's continued listing standards as set forth in the Exchange's Company Guide. Specifically, the Exchange noted that the Company's failure to timely file its Form 10-K for the fiscal year ended December 31, 2004 was a violation of Sections 134, 1101 and 1003(d). In order to maintain listing of the Company's Common Stock, $0.01 par value (the "Common Stock"), on the Exchange, the Company must submit a plan by May 4, 2005, advising the Exchange of the action the Company has taken, or will take, that would bring it into compliance with the applicable listing standards on or before June 15, 2005. If the Exchange accepts the plan, the Company will remain listed during the plan period but will be subject to review by the Exchange to determine whether the Company is making progress consistent with the plan. If the Exchange does not accept the Company's plan, or if the plan is accepted but the Company is not in compliance with the continued listing standards as set forth in Sections 134, 1101 and 1003(d) by June 15, 2005 or does not make progress consistent with the plan during such period, the Exchange may initiate delisting proceedings with respect to the Common Stock.

Further, as previously reported, the Exchange had notified the Company on September 13, 2004, that it did not meet certain other of the Exchange's continued listing standards. Specifically, the Exchange noted that the Company's stockholders' equity is less than $2 million, and the Company has reported net losses in two of the its most recent fiscal years, in violation of Section 1003(a)(i); the Company's stockholders' equity is less than $4 million, and the Company has sustained losses in three of its four most recent fiscal years, in violation of Section 1003(a)(ii); and the Company has sustained losses which are so substantial in relation to the Company's overall operations or its existing financial resources, or the Company's financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, whether the Company will be able to continue operations or meet its obligations as they mature, in violation of Section 1003(a)(iv). The Exchange has afforded the Company an 18-month period (ending March 13, 2006) in which to regain compliance with these specific listing requirements.

Therefore, even if the Company satisfies the plan and regains compliance with Sections 134, 1101 and 1003(d) by June 15, 2005, it will not be relieved of its obligations to regain compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) by March 13, 2006. Failure to gain compliance may subject the Company to delisting procedures.


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All  statements in this press release other than  statements of historical  fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this press release, and the Company expressly disclaims any obligations to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or if any events, conditions or circumstances on which any such forward looking statement is based.

The Sports Club Company, based in Los Angeles, California owns and operates luxury sports and fitness complexes nationwide under the brand name "The Sports Club/LA."

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